EXHIBIT 10.1

BOARD RATIFICATION ON MAY 5, 2013

From: Dominic Bassani [mailto:dbassani@biontech.com]
Sent: Wednesday, May 01, 2013 9:01 AM
To: 'Mark A Smith'
Subject: RE: AGREEMENT re deferral extensions, vacation time, execution bonus, etc.: DB/MAS ok

From: Mark A Smith [mailto:mas1@ctelco.net]
Sent: Wednesday, May 01, 2013 9:42 AM
To: 'Dominic Bassani'
Subject: AGREEMENT re deferral extensions, vacation time, execution bonus, etc.: DB/MAS

Dom,

As per recent discussions, we have each agreed with Bion (effective May 15, 2013, subject to ratification at Bion’s next BOD meeting):

1-to continue our deferral of cash compensation for the earlier of a) April 30, 2014 or b) the date on which Bion can afford to pay all or part of it in cash as determined by Bion’s Board of Directors;

2-a) to further extend the re-payment date of our respective deferred (now convertible) compensation by one year to January 15, 2015 with all other terms (interest rate, conversion period and formula, etc.) remaining unchanged ; b) with Bion’s obligations to each of us to be evidenced in the form of convertible promissory notes embodying all the terms to which we have agreed and to which future accruals will be added which promissory notes will be delivered to each of us on or before May 15, 2013; and c)in addition I have agreed to add my $25,000 advance (plus accrued interest, if any) plus my accrued unpaid expenses through April 30, 2013 to the principal of my promissory note when issued;

3-that on or before May 15, 2013, Bion will issue you a demand promissory note (in substantially the form of the note issued to Anthony Orphanos on April 26, 2013) to evidence your two $100,000 advances to Bion ($100,000 during 2012 and $100,000 during April 2013) plus accrued interest;

4-to resolve questions related to the fact that neither of us has ever utilized any of our vacation time during our extended tenures with Bion, we each agree to waive and/or forgive any obligations Bion has to each of us, if any,  through June 30, 2012;

5-that all of the existing outstanding options and/or warrants owned by each of us (and our respective donees) which are scheduled to expire prior to December 31, 2018 are extended to that date;

6-that we each are hereby granted: a) a 50% ‘execution/exercise’ bonus which shall be granted/issued/applied effective upon the date of the notice of intent to exercise (for options and warrants) or issuance event, as applicable,  of any currently outstanding and/or subsequently acquired  options, warrants and/or  contingent stock bonuses owned by each of us (and/or our donees) (collectively the ‘Options/Warrants’)as follows: i) in the case of exercise by payment of cash, the bonus shall take the form of reduction of the exercise price; ii) in the case of cashless exercise, the bonus shall be applied to reduce the exercise price prior to the cashless exercise calculations; and iii) with regard to contingent stock bonuses, issuance shall be triggered upon Bion’s common stock reaching a closing price equal to 50% of currently specified price; and b) the right to extend the exercise period of all or part of the Options/Warrants for up to five years one year at a time by annual payments of $.05 per Option/Warrant to Bion on or before a date during the three months prior to expiration of the exercise period at least three business days before the end of the expiration period; notwithstanding anything else set forth herein, in the event of a ‘change of control’ of Bion (defined as any party acquiring 30% or more of the Company’s common stock calculated per SEC regulations utilized in preparing Item 12 of Form 10-K), the bonuses shall immediately take effect unless we each agree otherwise in writing.

I have agreed to these matters by composing this email and sending it to you.

Please confirm your agreement by reply email.

Mark

Mark A. Smith

President & General Counsel

Bion Environmental Technologies, Inc.

303-517-5302(cel)/719-256-5329(hm off)/425-984-9702(fax)

The information contained in this communication is confidential, intended only for the use of the recipient named above and may be legally privileged.  If the reader of this message is not the intended recipient or person responsible to deliver it to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. This communication is intended for information purposes only and should not be regarded as an offer to sell or as a solicitation of any kind. Any information set forth may have been obtained from sources which we believe reliable, but we cannot guarantee its accuracy.  Email transmission cannot be guaranteed to be secure or error free. Therefore we do not represent that this information is correct or accurate, and it should not be relied upon as such.  All information is subject to change without notice.